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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Corixa Corporation for the registration of 3,482,433 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 2004, except for Note 13, as to which the date is March 4, 2004, with respect to the consolidated financial statements in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP



Seattle, Washington
September 30, 2004